Almost Family Reports Fourth Quarter and Full Year 2017 Results

February 27, 2018

Exhibit 99.1

Almost Family, Inc. Steve Guenthner (502) 891-1000

FOR IMMEDIATE RELEASE	February 27, 2018

Almost Family Reports Fourth Quarter and Full Year 2017 Results

Louisville, KY, February 27, 2018 –  Almost Family, Inc. (NASDAQ: AFAM), a leading provider of home health and related services, announced today its financial results for the quarter and year ended December 29, 2017.

Fourth Quarter Highlights (1):

•	Net service revenues of approximately $200 million
•

GAAP net income of $8.8 million and GAAP EPS of $0.63(2) per diluted share includes the favorable impact of the 2017 Tax Cuts and Jobs Act of approximately $9.5 million, offset by increases in LHC merger and other deal, transition and other costs of approximately $12.3 million

•	Adjusted EPS of $0.58(1,2)
•	Adjusted EBITDA of $18.4 (1) million
•	Operating cash flows of $15.8 million

Full Year Highlights (1):

•	Net service revenues of approximately $800 million
•

GAAP net income of $20.4 million and GAAP EPS of $1.48(2) per diluted share which includes the unfavorable impact of deal, transition and other costs, partially offset by the favorable impact of the 2017 Tax Cuts and Jobs Act.

•	Adjusted EPS of $2.10 (1,2)
•	Adjusted EBITDA of $68.0 (1) million, including an estimated $3.3 million unfavorable impact from the hurricanes in the third quarter of 2017
•	Operating cash flows of $30.5 million

(1)	See Non-GAAP Financial Measures below
(2)	Note that comparability of EPS between years is partially impacted by changes in shares outstanding as explained further below

Almost Family Reports Fourth Quarter and Full Year 2017 Results

February 27, 2018

LHC Group and Almost Family Merger of Equals

On November 15, 2017, Almost Family entered into an agreement with LHC Group (“LHC”) providing for a “merger of equals” business combination between our Company and LHC.  Following approval by both companies’ shareholders, the merger will be an all-stock transaction with an exchange ratio of 0.9150 of LHC shares to be exchanged for each outstanding share of Almost Family stock.  The combined company is expected to have an expanded geographic service territory of 36 states, 781 locations and 76 joint venture partnerships including 336 hospitals.  The combined company will be listed under the LHC name with common shares to be traded on the NASDAQ under ticker symbol LHCG.  On February 22, 2018, the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 with respect to this transaction expired, satisfying one of the important conditions to closing. The transaction is expected to close near the end of the first quarter of 2018 following both companies’ March 29, 2018 special stockholder meetings to approve the proposed transaction.

Management Comments

William Yarmuth, Chairman and CEO, commented:  “We’re very pleased to close out fiscal 2017 with strong operating results and numerous accomplishments culminating with our planned merger with LHC Group.  Successfully integrating our CHS-JV acquisition and completing the transition of the balance of our home health operations, so that we’re now fully on the Homecare Homebase software platform, bode very well for our future.

“As we leave 2017 and enter into 2018, combining the best of both our long track records of success and patient-focused cultures, as one family, we’ll continue our mission of making lives better through home care.  I am extremely proud of the work we've done, the progress we've made, and the meaningful contribution the Almost Family side of the house will now be able to make to the future success of the combined organization. I look forward to working with the rest of the management team in the continued evolution of these companies -- able to accomplish much more together than either of us could possibly achieve alone.”

Fourth Quarter Financial Results (See Matters Impacting Comparability and Presentation below)

Home Health (HH) segment net revenues increased by 35.5% or $38.0 million to $145.1 million from $107.1 million in the prior year and episodic admissions grew by 39.0% to 29,336 from 21,106.  Net revenue and episodic admissions in the CHS-JV acquisition were $42.5 million and 8,107, respectively.  Excluding the CHS-JV, episodic admissions grew by approximately 1%.

Home Health segment contribution before corporate expenses increased $4.9 million, or 36.0%, to $18.5 million from $13.6 million in the prior year with contribution margins as a percentage of revenue remaining consistent at 12.7%.

Other Home-Based Services (OHBS) segment net revenues increased $5.6 million or 13.7% to $46.3 million in 2017 from $40.7 million, primarily as a result of the 15 hospice facilities acquired in the CHS-JV transaction.  Hospice revenues were $7.7 million for the quarter.  Personal care revenues

Almost Family Reports Fourth Quarter and Full Year 2017 Results

February 27, 2018

were down $1.7 million or 4.3% from prior year on lower volumes.  Additionally, mix changes combined with rate cuts and increases in wages influenced by increases in statutory minimum wage rates in certain states negatively impacted personal care margins.  Overall OHBS segment contribution before corporate expenses decreased $1.2 million, or 27.6% to $3.1 million from $4.3 million for the same period last year, primarily as a result of the prior year including an abnormally low bad debt provision.

Healthcare Innovations (HCI) segment net revenues increased $3.6 million or 62.8% in 2017 to $9.3 million in 2017 as compared to $5.7 million in 2016.  The Company’s ACO enablement operations recorded shared savings incentive revenue of $2.3 million from multiple ACOs participating in the Medicare Shared Savings Program. ACOs managed by the Company saved the Medicare program a total of $25 million in the measurement period.  The Company’s assessment business revenues grew $0.8 million, or 14.8% as assessment volumes grew by 34%.  As a result, operating income for the HCI segment increased $2.7 million to $3.3 million, up from $0.6 million in the prior year.

Corporate expenses as a percentage of revenue decreased to 4.2% in 2017 from 4.7% in 2016.   Deal, transition and other costs were $12.3 million, primarily due to LHC merger transaction costs including approximately $4.0 million for external transaction services and $2.5 million for performance based management incentive programs.  Other deal, transition and other cost drivers primarily relate to the final full quarter of implementation and training costs for our HH segment conversion to the Homecare Homebase information system.

We recorded a tax benefit of $7.8 million in the fourth quarter of 2017 due to a favorable $9.5 million impact from the 2017 Tax Cuts and Jobs Act (Tax Act) partially offset by a negative $1.3 million impact from certain non-deductible, LHC merger related costs.  Excluding the impact of these items in 2017, our tax expense and effective tax rate would have been $0.4 million and 39.5% for the quarter.

The Tax Act was signed into law on December 22, 2017, is effective for our fiscal 2018 and will reduce our U.S. corporate tax rate from 35% to 21% in 2018.  The Tax Act also resulted in the current year revaluation of our Deferred tax liabilities at the lower tax rate causing a one-time benefit of approximately $9.5 million.  We expect our effective tax rate to approximate 26.5% in 2018.

Increased average shares outstanding from the Company’s late January 2017 sale of common shares reduced Adjusted EPS for the fourth quarter of 2017 by $0.18 as compared to 2016.  The fourth quarter is fully reflective of the dilutive effect of this offering.

Full Year Financial Results (See Matters Impacting Comparability and Presentation below)

Home Health segment net revenues increased by $151 million or 34.7% to $586 million from $435 million in the prior year and episodic admissions grew by 40.4% to 118,535 from 84,401 in 2016, primarily due to the CHS-JV acquisition.  Net revenue and episodic admissions in the CHS-JV were $167.7 million and 32,714, respectively.  Excluding the CHS-JV, episodic admissions grew by approximately 2%, which was reduced by the impact of the Hurricanes.  Volume growth was

Almost Family Reports Fourth Quarter and Full Year 2017 Results

February 27, 2018

partially offset by a net effective 1% Medicare rate cut and the impact of the Hurricanes.

HH segment contribution before corporate expenses increased $19.0 million, or 33.6%, to $75.6 million from $56.6 million in the prior year period.  Home Health contribution margins as a percentage of revenue decreased slightly to 12.9% from 13.0% in the prior year due to the combined impact of a 1% Medicare rate cut and an annual cost of living wage rate adjustment of 2%, both effective January 1, 2017.

OHBS segment net revenues increased $22.2 million or 13.7% to $184.8 million from $162.6 million, primarily as a result of the 15 hospice facilities acquired in the CHS-JV transaction.  Hospice revenues were $29.8 million.  Personal care revenues were down $6.4 million or 4.0% from prior year on lower volumes.  Additionally, mix changes combined with rate cuts and increases in wages influenced by increases in statutory minimum wage rates in certain states negatively impacted personal care margins.  Overall OHBS segment contribution before corporate expenses increased $1.0 million or 7.7%, as compared to the same period of last year.

HCI segment net revenues increased slightly to $26.1 million in 2017 from $26.0 million in 2016.  Increases in both ACO Management membership fees and Assessment Services revenue largely offset a $1.9 million reduction in ACO shared savings payments revenue in 2017 versus the prior year.  As such, HCI operating income before corporate expenses decreased $1.6 million to $4.0 million in 2017.

Each of our operating segments experienced prolonged disruption during the third quarter of 2017 as a result of Hurricanes Irma and Harvey (the “Hurricanes”), with our Home Health segment operations in Florida the most severely affected.  The Hurricanes reduced operating income by approximately $3.3 million, largely on lost volume.

Corporate expenses as a percentage of revenue decreased 0.1% to 4.5% in 2017.  Deal, transition and other costs were $29.4 million, largely driven by transaction costs of the LHC merger and the CHS-JV acquisition, in addition to the conversion of the HH segment to the Homecare Homebase information system.  Unused fees associated with our larger credit facility and higher loan cost amortization increased interest expense to $7.4 million from $6.3 million in the prior year.

Net cash from operating activities of $30.5 million was generated in 2017.  Accounts receivable days sales outstanding were 57 at the end of the fourth quarter of 2017, as compared to 64 days in the third quarter of 2017 and 57 at the end of the fourth quarter of 2016.  The decline in days outstanding from prior quarter was driven by the prior quarter including delays related to our conversion to Homecare Homebase and legacy system run-out.

We recorded a net tax benefit of $2.1 million in our fiscal 2017 period due to a positive $9.5 million impact from the 2017 Tax Cuts and Jobs Act (Tax Act); excluding this Tax Act impact our tax expense and effective tax rate would have been $7.4 million and 40.5%, respectively.  The 2016 full-year effective tax rate was 38.4%.  The increase from 2016 was largely due to an increase in the

Almost Family Reports Fourth Quarter and Full Year 2017 Results

February 27, 2018

ratio of permanent items to pre-tax income driven largely by merger related differences.  We currently estimate that our effective tax rate will approximate 26.5% in 2018.

Increased average shares outstanding from the Company’s late January 2017 sale of common shares reduced Adjusted EPS for 2017 by $0.63.

Matters Impacting Comparability and Presentation

On the first day of fiscal 2017, the Company acquired an 80% controlling interest in the entity holding the home health and hospice assets of Community Health Systems, Inc. (NYSE: CYH) (“CHS-JV”).  Community Health Systems, Inc. ("CHS"), one of the largest publicly-traded hospital companies in the United States and a leading operator of general acute care hospitals in communities across the country, retained the remaining 20%.

In the first quarter in 2017, the Company redefined its reporting segments to include a) Home Health (HH) formerly Visiting Nurse, b) Other Home-Based Services (OHBS) which includes all other home care services outside of Home Health services and c) the Healthcare Innovations (HCI) segment.  The OHBS segment consists of the historical personal care (“personal care”) operations plus hospice services.  Prior year segment information has been reclassified to conform to new segment definitions.  In management’s opinion, this approach provides investors clarity for the largest segment, Home Health, and best aligns with the Company’s internal decision-making processes as viewed by the chief operating decision maker.

In the first quarter in 2017, the Company completed a public offering of 3.5 million shares of its common stock for gross proceeds in excess of $150 million.  The net proceeds of $144 million were applied to the Company’s revolving credit facility, which increased credit available under the facility from approximately $78.6 million at December 30, 2016 to approximately $204.1 million after the offering.

Other Developments

Medicare Legislation

The Bipartisan Budget Act of 2018, enacted in February 2018, has the following provisions impacting health care services provided at home:

•

Restores the 3% home health rate add-on for patients who reside in rural geographies, effective January 1, 2018.  The add-on rate will be phased downward over a five year period following a formula specified in the legislation.

•

Mandates the development of a new case mix model for home health services using a 30 day payment period, through a transparent process including the home health industry and Congressional committees of Medicare jurisdiction.  The law requires any new case mix model to be implemented in 2020 in a budget neutral manner.

•	Face-to-face documentation improvements allowing the home health medical record in its entirety to be used to support the physician’s attestation of medical necessity.
•	A study to be conducted by the GAO (Government Accounting Office) on Medicare improvements to address the needs of the chronically ill including the provision of services

Almost Family Reports Fourth Quarter and Full Year 2017 Results

February 27, 2018

provided at home, including interdisciplinary care management, tele-health and tele-monitoring for managed care plans, requiring states to better integrate Medicare and Medicaid services for the dually eligible and extension of the Independence at Home Demonstration Program.

•	A specific home health market basket annual inflationary update percentage of 1.5% for FY2020, leaving intact the full market basket update (generally expected to be between 2% and 3%) for FY2019.

Wage Inflation

Effective with the start of FY2018 the Company implemented a 2% cost of living wage increase for eligible employees.

Almost Family Reports Fourth Quarter and Full Year 2017 Results

February 27, 2018

ALMOST FAMILY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except per share data)

	Quarter ended		Year ended
	December 29, 2017	December 30, 2016	December 29, 2017	December 30, 2016
Net service revenues	$ 200,618	$ 153,427	$ 796,965	$ 623,541
Cost of service revenues (excluding depreciation & amortization)	105,297	83,475	419,394	335,472
Gross margin	95,321	69,952	377,571	288,069
General and administrative expenses:
Salaries and benefits	55,273	42,222	223,016	168,356
Other	23,680	16,458	95,932	72,430
Deal, transition & other costs	12,283	4,387	29,405	11,842
Total general and administrative expenses	91,236	63,067	348,353	252,628
Operating income	4,085	6,885	29,218	35,441
Interest expense, net	1,597	1,599	7,391	6,285
Income before noncontrolling interests and income taxes	2,488	5,286	21,827	29,156
Net income - noncontrolling interests	1,477	(170)	3,523	519
Income before income tax expense	1,011	5,456	18,304	28,637
Income tax (benefit) expense	(7,823)	1,864	(2,110)	10,984
Net income attributable to Almost Family, Inc.	$ 8,834	$ 3,592	$ 20,414	$ 17,653

Per share amounts-basic:
Average shares outstanding	13,809	10,162	13,539	10,153

Net income attributable to Almost Family, Inc.	$ 0.64	$ 0.35	$ 1.51	$ 1.74

Per share amounts-diluted:
Average shares outstanding	14,014	10,330	13,757	10,346

Net income attributable to Almost Family, Inc.	$ 0.63	$ 0.35	$ 1.48	$ 1.71

Almost Family Reports Fourth Quarter and Full Year 2017 Results

February 27, 2018

ALMOST FAMILY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	Unaudited
	December 29, 2017	December 30, 2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$11,310	$10,110
Accounts receivable - net	125,860	99,212
Prepaid expenses and other current assets	14,514	11,432
TOTAL CURRENT ASSETS	151,684	120,754
PROPERTY AND EQUIPMENT - NET	15,246	10,732
GOODWILL	390,754	305,476
OTHER INTANGIBLE ASSETS - NET	145,522	85,063
TRANSACTION DEPOSIT	—	128,930
ASSETS HELD FOR SALE	3,800	—
OTHER ASSETS	10,812	7,757
TOTAL ASSETS	$717,818	$658,712

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$22,049	$12,122
Accrued other liabilities	50,182	39,728
Current portion - Seller Notes	4,961	—
TOTAL CURRENT LIABILITIES	77,192	51,850

LONG-TERM LIABILITIES:
Revolving credit facility	100,254	262,456
Deferred tax liabilities	18,595	21,145
Seller notes, net of current portion	7,800	12,500
Other liabilities	7,424	6,581
TOTAL LONG-TERM LIABILITIES	134,073	302,682
TOTAL LIABILITIES	211,265	354,532

NONCONTROLLING INTEREST - REDEEMABLE -
HEALTHCARE INNOVATIONS	2,256	2,256

STOCKHOLDERS’ EQUITY:
Preferred stock, par value $0.05; authorized 2,000 shares; none issued or outstanding	—	—
Common stock, par value $0.10; authorized 25,000; 14,243 and 10,504 issued and outstanding	1,425	1,051
Treasury stock, at cost, 251 and 117 shares	(10,453)	(3,258)
Additional paid-in capital	294,448	141,233
Retained earnings	184,309	163,763
Almost Family, Inc. stockholders' equity	469,729	302,789
Noncontrolling interests - nonredeemable	34,568	(865)
TOTAL STOCKHOLDERS’ EQUITY	504,297	301,924
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$717,818	$658,712

Almost Family Reports Fourth Quarter and Full Year 2017 Results

February 27, 2018

ALMOST FAMILY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Year ended
	December 29, 2017	December 30, 2016
Cash flows from operating activities:
Net income attributable to Almost Family, Inc.	$ 20,414	$ 17,653
Net income attributable to noncontrolling interests	3,523	519
Income before noncontrolling interests	23,937	18,172
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,916	4,445
Provision for uncollectible accounts	14,526	11,708
Stock-based compensation	5,468	2,760
Loan costs amortization	954	336
Deferred income taxes	(2,550)	8,725
	48,251	46,146
Change in certain net assets and liabilities, net of the effects of acquisitions:
Accounts receivable	(19,664)	(18,701)
Prepaid expenses and other current assets	(2,242)	(377)
Other assets	(3,966)	(1,215)
Accounts payable and accrued expenses	8,151	(1,410)
Net cash provided by operating activities	30,530	24,443

Cash flows of investing activities:
Capital expenditures	(6,112)	(6,206)
Transaction deposit	128,930	(128,930)
Acquisitions, net of cash acquired	(130,808)	(31,486)
Net cash used in investing activities	(7,990)	(166,622)

Cash flows of financing activities:
Credit facility borrowings	245,471	389,328
Credit facility repayments, net	(407,673)	(240,662)
Debt issuance fees	(25)	(3,900)
Distribution of capital	(128)	-
Proceeds from stock offering, net	143,905	-
Proceeds from stock option exercises	4,344	230
Purchase of common stock in connection with share awards	(7,195)	(527)
Tax impact of share awards	-	353
Principal payments on notes payable and capital leases	(39)	(55)
Net cash (used in) provided by financing activities	(21,340)	144,767

Net change in cash and cash equivalents	1,200	2,588
Cash and cash equivalents at beginning of period	10,110	7,522
Cash and cash equivalents at end of period	$ 11,310	$ 10,110

Almost Family Reports Fourth Quarter and Full Year 2017 Results

February 27, 2018

ALMOST FAMILY, INC. AND SUBSIDIARIES

RESULTS OF OPERATIONS

(Unaudited)

(In thousands)

	Quarter ended
	December 29, 2017		December 30, 2016		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Net service revenues:
Home Health	$145,108	72.3%	$107,068	69.8%	$38,040	35.5%
Other Home-Based Services	46,257	23.1%	40,675	26.5%	5,582	13.7%
Healthcare Innovations	9,253	4.6%	5,684	3.7%	3,569	62.8%
	200,618	100.0%	153,427	100.0%	47,191	30.8%
Operating income before corporate expenses:
Home Health	18,500	12.7%	13,599	12.7%	4,901	36.0%
Other Home-Based Services	3,111	6.7%	4,296	10.6%	(1,185)	(27.6)%
Healthcare Innovations	3,250	35.1%	559	9.8%	2,691	NM
	24,861	12.4%	18,454	12.0%	6,407	34.7%

Corporate expenses	8,493	4.2%	7,182	4.7%	1,311	18.3%
Deal, transition and other costs	12,283	6.1%	4,387	2.9%	7,896	180.0%
Operating income	4,085	2.0%	6,885	4.5%	(2,800)	(40.7)%
Interest expense, net	1,597	0.8%	1,599	1.0%	(2)	(0.1)%
Net income - noncontrolling interests	1,477	0.7%	(170)	(0.1)%	1,647	NM
Net income before income taxes	1,011	0.5%	5,456	3.6%	(4,445)	(81.5)%
Income tax (benefit) expense	(7,823)	(3.9)%	1,864	1.2%	(9,687)	NM
Net income attributable to Almost Family, Inc.	$8,834	4.4%	$3,592	2.3%	$5,242	145.9%

Adjusted EBITDA (1)	$18,361	9.2%	$13,344	8.7%	$5,017	37.6%
Adjusted net income (1)	$8,044	4.0%	$6,274	4.1%	$1,770	28.2%

(1) See Non-GAAP Financial Measures below.

Almost Family Reports Fourth Quarter and Full Year 2017 Results

February 27, 2018

	Year ended
	December 29, 2017		December 30, 2016		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Net service revenues:
Home Health	$586,070	73.5%	$434,968	69.8%	$151,102	34.7%
Other Home-Based Services	184,752	23.2%	162,546	26.1%	22,206	13.7%
Healthcare Innovations	26,143	3.3%	26,027	4.2%	116	0.4%
	796,965	100.0%	623,541	100.0%	173,424	27.8%
Operating income before corporate expenses:
Home Health	75,587	12.9%	56,564	13.0%	19,023	33.6%
Other Home-Based Services	14,555	7.9%	13,519	8.3%	1,036	7.7%
Healthcare Innovations	4,046	15.5%	5,657	21.7%	(1,611)	(28.5)%
	94,188	11.8%	75,740	12.1%	18,448	24.4%

Corporate expenses	35,565	4.5%	28,457	4.6%	7,108	25.0%
Deal, transition and other costs	29,405	3.7%	11,842	1.9%	17,563	148.3%
Operating income	29,218	3.7%	35,441	5.7%	(6,223)	(17.6)%
Interest expense, net	7,391	0.9%	6,285	1.0%	1,106	17.6%
Net income - noncontrolling interests	3,523	0.4%	519	0.1%	3,004	NM
Net income before income taxes	18,304	2.3%	28,637	4.6%	(10,333)	(36.1)%
Income tax (benefit) expense	(2,110)	(0.3)%	10,984	1.8%	(13,094)	NM
Net income attributable to Almost Family, Inc.	$20,414	2.6%	$17,653	2.8%	$2,761	15.6%

Adjusted EBITDA (1)	$67,965	8.5%	$54,552	8.7%	$13,413	24.6%
Adjusted net income (1)	$28,864	3.6%	$24,640	4.0%	$4,224	17.1%

(1) See Non-GAAP Financial Measures below.

Almost Family Reports Fourth Quarter and Full Year 2017 Results

February 27, 2018

HOME HEALTH OPERATING METRICS

	Quarter ended
	December 29, 2017		December 30, 2016		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Locations	242		168		74	44.0%

All payors:
Admissions	39,580		25,946		13,634	52.5%
Census	31,166		22,210		8,956	40.3%
Visits	916,968		686,982		229,986	33.5%
Cost per visit	$78		$77		$2	2.0%
G&A expense per census	$1,761		$1,836		$(75)	(4.1)%

Episodic:
Admissions	29,336		21,106		8,230	39.0%
Census	23,617		17,827		5,790	32.5%
Episodes	44,567		32,428		12,139	37.4%
Visits	716,603		566,227		150,376	26.6%
Revenue (in thousands)	$121,420	83.7%	$94,255	88.0%	$27,165	28.8%
Revenue per episode	$2,724		2,907		$(182)	(6.3)%
Visits per episode	16.1		17.5		(1.4)	(7.9)%

Non-episodic:
Admissions	10,244		4,840		5,404	111.7%
Census	7,549		4,383		3,166	72.2%
Visits	200,365		120,755		79,610	65.9%
Revenue (in thousands)	$23,688	16.3%	$12,813	12.0%	$10,875	84.9%
Revenue per visit	$118		$106		$12	11.4%
Visits per admission	19.6		24.9		(5.4)	(21.6)%

Almost Family Reports Fourth Quarter and Full Year 2017 Results

February 27, 2018

HOME HEALTH OPERATING METRICS

	Year ended
	December 29, 2017		December 30, 2016		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Locations	242		168		74	44.0%

All payors:
Admissions	159,079		107,576		51,503	47.9%
Census	31,224		22,980		8,244	35.9%
Visits	3,729,562		2,870,277		859,285	29.9%
Cost per visit	$77		$74		$3	3.9%
G&A expense per census	$7,149		$7,209		$(60)	(0.8)%

Episodic:
Admissions	118,535		84,401		34,134	40.4%
Census	23,874		17,894		5,980	33.4%
Episodes	178,540		130,003		48,537	37.3%
Visits	2,933,044		2,317,540		615,504	26.6%
Revenue (in thousands)	$498,075	85.0%	$379,701	87.3%	$118,374	31.2%
Revenue per episode	$2,790		2,921		$(131)	(4.5)%
Visits per episode	16.4		17.8		(1.4)	(7.8)%

Non-episodic:
Admissions	40,544		23,175		17,369	74.9%
Census	7,350		5,086		2,264	44.5%
Visits	796,518		552,737		243,781	44.1%
Revenue (in thousands)	$87,995	15.0%	$55,267	12.7%	$32,728	59.2%
Revenue per visit	$110		$100		$10	10.5%
Visits per admission	19.6		23.9		(4.2)	(17.6)%

Almost Family Reports Fourth Quarter and Full Year 2017 Results

February 27, 2018

OTHER HOME-BASED SERVICES OPERATING METRICS

	Quarter ended
	December 29, 2017		December 30, 2016		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Personal Care:
Locations	75		76		(1)	(1.3)%
Admissions	2,283		1,996		287	14.4%
Census	12,406		13,333		(927)	(7.0)%
Hours of service	1,771,444		1,878,853		(107,409)	(5.7)%
Hours per patient per week	11.0		10.8		0.1	1.3%
Revenue (in thousands)	$38,563	83.4%	$40,292	99.1%	$(1,729)	(4.3)%
Operating income (in thousands)	$2,613		$4,224		$(1,611)	(38.1)%
Revenue per hour	$21.77		$21.44		$0.32	1.5%
Cost per hour	$13.33		$13.15		$0.18	1.4%

Hospice:
Locations	16		1		15	NM
Admissions	691		15		676	NM
Census	491		30		461	NM
Length of stay	65		54		11	19.7%
Revenue (in thousands)	$7,693	16.6%	$383	0.9%	$7,310	NM
Operating income (in thousands)	$498		$72		$426	NM
Revenue per day	$172		$141		$31	22.1%

	Year ended
	December 29, 2017		December 30, 2016		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Personal Care:
Locations	75		76		(1)	(1.3)%
Admissions	9,420		9,671		(251)	(2.6)%
Census	12,603		13,216		(613)	(4.6)%
Hours of service	7,197,211		7,538,223		(341,012)	(4.5)%
Hours per patient per week	11.0		11.0		0.0	0.1%
Revenue (in thousands)	$154,937	83.9%	$161,367	99.3%	$(6,430)	(4.0)%
Operating income (in thousands)	$10,102		$13,509		$(3,407)	(25.2)%
Revenue per hour	$21.53		$21.41		$0.12	0.6%
Cost per hour	$13.19		$13.15		$0.04	0.3%

Hospice:
Locations	16		1		15	NM
Admissions	2,879		97		2,782	NM
Census	482		23		459	NM
Length of stay	61		42		19	NM
Revenue (in thousands)	$29,815	16.1%	$1,179	0.7%	$28,636	NM
Operating income (in thousands)	$4,453		$10		$4,443	NM
Revenue per day	$170		$141		$29	20.3%

Almost Family Reports Fourth Quarter and Full Year 2017 Results

February 27, 2018

HEALTHCARE INNOVATIONS SUPPLEMENTAL DATA

	Quarter ended
	December 29, 2017	December 30, 2016	Change
	Amount	Amount	Amount	%

ACO Management:
Medicare ACO enrollees under management	141,556	121,881	19,675	16.1%
ACOs under contract	15	14	1	7.1%
Revenue (in thousands)	$3,119	$339	$2,780	NM
Operating income (in thousands)	$1,834	$(247)	$2,081	NM

Assessment Services
Assessments	26,000	19,400	6,600	34.0%
Revenue (in thousands)	$6,134	$5,345	$789	14.8%
Operating income (in thousands)	$1,416	$806	$610	75.7%

	Year ended
	December 29, 2017	December 30, 2016	Change
	Amount	Amount	Amount	%

ACO Management:
Medicare ACO enrollees under management	141,556	121,881	19,675	16.1%
ACOs under contract	15	14	1	7.1%
Revenue (in thousands)	$5,076	$5,294	$(218)	(4.1)%
Operating income (in thousands)	$479	$2,714	$(2,235)	NM

Assessment Services
Assessments	87,948	75,814	12,134	16.0%
Revenue (in thousands)	$21,067	$20,733	$334	1.6%
Operating income (in thousands)	$3,567	$2,943	$624	21.2%

Almost Family Reports Fourth Quarter and Full Year 2017 Results

February 27, 2018

Non-GAAP Financial Measures

The information provided in some of the tables in this release includes certain non-GAAP financial measures as defined under SEC rules.  In accordance with SEC rules, the Company has provided, in the supplemental information, a reconciliation of those measures to the most directly comparable GAAP measures.

Adjusted Net Income and Adjusted Earnings Per Share

Adjusted net income and adjusted earnings per share is not a measure of financial performance under accounting principles generally accepted in the United States of America.  It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with generally accepted accounting principles. The presentation of adjusted net income and adjusted earnings per share provides investors with pertinent information to enable comparison of financial performance between periods by excluding certain items that the Company believes are not representative of its ongoing operations due to the nature of the items.

The following table sets forth a reconciliation of net income attributable to Almost Family, Inc. to adjusted net income:

ALMOST FAMILY, INC. AND SUBSIDIARIES

RECONCILIATION OF ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE

 (In thousands)

	Quarter ended		Year ended
	December 29, 2017	December 30, 2016	December 29, 2017	December 30, 2016
Net income attributable to Almost Family, Inc.	$8,834	$3,592	$20,414	$17,653

Addbacks:
Deal, transition and other costs	12,283	4,387	29,405	11,842
Taxes	(13,073)	(1,705)	(20,955)	(4,855)
Deal, transition and other costs, net of tax	(790)	2,682	8,450	6,987

Adjusted net income attributable to Almost Family, Inc.	$8,044	$6,274	$28,864	$24,640

Per share amounts-diluted:
Average shares outstanding	14,014	10,330	13,757	10,346
Merger transaction related	38	-	38	-
Adjusted average shares outstanding	13,976	10,330	13,719	10,346

Net income attributable to Almost Family, Inc.	$0.63	$0.35	$1.49	$1.71

Addbacks:
Deal, transition and other costs, net of tax	(0.06)	0.26	0.62	0.68
Adjusted net income attributable to Almost Family, Inc.	$0.58	$0.61	$2.10	$2.38

Almost Family Reports Fourth Quarter and Full Year 2017 Results

February 27, 2018

Adjusted EBITDA

Adjusted earnings before interest, income and franchise taxes, depreciation and amortization, amortization of stock-based compensation, deal, transition and other (Adjusted EBITDA) is not a measure of financial performance under accounting principles generally accepted in the United States of America.  It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with generally accepted accounting principles.  The items excluded from Adjusted EBITDA are significant components in understanding and evaluating financial performance and liquidity.  Management routinely calculates and communicates Adjusted EBITDA and believes that it is useful to investors because it provides a common analytical indicator within its industry to evaluate performance, measure leverage capacity and debt service ability, and to estimate current or prospective enterprise value.  Adjusted EBITDA is also used in certain covenants contained in the Company’s credit agreement.

The following table sets forth a reconciliation of net income to Adjusted EBITDA:

ALMOST FAMILY, INC. AND SUBSIDIARIES

RECONCILIATION OF ADJUSTED EBITDA

 (In thousands)

	Quarter ended		Year ended
	December 29, 2017	December 30, 2016	December 29, 2017	December 30, 2016
Net income	$8,834	$3,592	$20,414	$17,653
Add back:
Net (loss) income - noncontrolling interests	1,477	(170)	3,523	519
Interest expense	1,597	1,599	7,391	6,285
Income tax (benefit) expense	(7,823)	1,864	(2,110)	10,984
Franchise taxes	257	171	954	625
Depreciation and amortization	879	1,154	5,438	3,909
Stock-based compensation	857	747	2,950	2,735
Deal, transition and other costs	12,283	4,387	29,405	11,842
Adjusted EBITDA	$18,361	$13,344	$67,965	$54,552

Forward Looking Statements

All statements, other than statements of historical facts, included in this news release are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current plans, expectations, projections, forecasts and assumptions about future events that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “could,” “would,” “estimate,” “project,” “forecast,” “intend,” “expect,” “plan,” “anticipate,” “believe,” “target,” or similar terms, variations of those terms or the negative of those terms. While forward-looking statements reflect good faith beliefs, assumptions and expectations, they are not guarantees

Almost Family Reports Fourth Quarter and Full Year 2017 Results

February 27, 2018

of future performance, and the Company undertakes no obligation to update or revise its forward-looking statements. The forward-looking statements in this news release are based on a variety of assumptions that may not be realized and that are subject to significant risks and uncertainties, including the impact of further changes in healthcare reimbursement systems, including the ultimate outcome of potential changes to Medicare reimbursement for home health services and to Medicaid reimbursement due to state budget shortfalls; changes to the Medicare Shared Savings Programs; the ability of the Company to maintain its level of operating performance and achieve its cost control objectives; changes in our relationships with referral sources; unanticipated difficulties or expenditures relating to acquisition transactions, including, without limitation, difficulties that result in the failure to achieve expected synergies, efficiencies and cost savings from a transaction within the expected time period (if at all); government regulation; health care reform; pricing pressures from Medicare, Medicaid and other third-party payers; changes in laws and interpretations of laws relating to the healthcare industry; the ability of the Company to integrate, manage and keep secure our information systems; changes in the marketplace and regulatory environment for Health Risk Assessments and the Company’s self-insurance risks.   For a more complete discussion regarding other factors which could affect the Company's financial performance, refer to the Company's various filings with the Securities and Exchange Commission, including its filing on Form 10-K for the year ended December 30, 2016, in particular information under the headings "Special Caution Regarding Forward-Looking Statements" and “Risk Factors.” This press release is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy and securities or a solicitation of any vote or approval.

About Almost Family, Inc.

Almost Family, Inc., founded in 1976, is a leading provider of home healthcare services, with over 330 branch locations in 26 states, including its joint venture with Community Health Systems, Inc. (CHS) (NYSE: CYH). Almost Family, Inc. and its subsidiaries operate Home Health, Other Home-Based Services and HealthCare Innovations segments.